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                                                                EXHIBIT 10.17

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (1) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THESE SECURITIES OR (2) UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                         THERMO BIOANALYSIS CORPORATION

                 4.875% Convertible Subordinated Note Due 2001


                             Waltham, Massachusetts

                                  July 22, 1996

     For value received, THERMO BIOANALYSIS CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to Thermo Instrument Systems Inc. (hereinafter referred to as the "Payee"), or registered assigns, on July 23, 2001, as described below, the principal sum of FIFTY MILLION DOLLARS ($50,000,000.00) or such part thereof as then remains unpaid, to pay interest from the date hereof on the whole amount of said principal sum remaining from time to time unpaid at the rate of four and seven-eights percent (4.875%) per annum, such interest to be payable in arrears on each January 1 and July 1 (each, an "Interest Payment Date"), the first such payment to be due and payable on July 1, 1997, until the whole amount of the principal hereof remaining unpaid shall become due and payable. Principal and all accrued but unpaid interest shall be repaid on July 23, 2001. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Payee or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 360-day year, comprised of twelve 30-day months.

     This Note is issued pursuant to and is entitled to the benefits of a certain Note Purchase Agreement dated as of July 1, 1996, between the Company and Thermo Instrument Systems Inc. (as the same may be amended from time to time, the "Agreement"), and each holder of this Note, by its acceptance hereof, agrees to be bound by the provisions of the Agreement, a copy of which may be inspected by the legal holder hereof at the principal office of the Company. As provided in the Agreement, (i) this Note is convertible into Common Stock of the Company in the manner set forth in the Agreement, (ii) payments of principal of, and interest on, this Note is subordinated to the payment in full of all Senior Indebtedness, as set forth in the Agreement, and (iii) this Note
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may not be redeemed in whole or in part prior to July 22, 1997, after which date it may be redeemed in whole or in part at the option of the Company without premium or penalty.

     As further provided in the Agreement, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to, and registered in the name of, the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

     This Note shall be governed by and construed in accordance with, the laws of the Commonwealth of Massachusetts and shall have the effect of a sealed instrument.

     The Company and all endorsers and guarantors of this Note hereby waive presentment, demand, notice of nonpayment, protect and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

                                 THERMO BIOANALYSIS CORPORATION

                                 By: /s/ Barry S. Howe
                                     --------------------------
                                 Title: President and Chief Executive Officer

[Corporate Seal]

Attest:

/s/ Seth H. Hoogasian
- ---------------------
Assistant Secretary